UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2014

United Development Funding Income Fund V
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-194162 (1933 Act)	46-3890365
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Municipal Way, Suite 100, Grapevine, Texas 76051
(Address of principal executive offices)
(Zip Code)

(214) 370-8960
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Edward M. Weil, Jr. voluntarily resigned from the Board of Trustees (the “Board”) of United Development Funding Income Fund V (the “Trust”), effective October 8, 2014. Mr. Weil’s resignation was not a result of any disagreement with the Board or the Trust on any matter relating to the Trust’s operations, policies or practices.

In connection with the resignation of Mr. Weil, the Board appointed William M. Kahane as a trustee of the Trust effective as of October 8, 2014 to fill the vacancy on the Board resulting from the resignation of Mr. Weil. Mr. Kahane will serve until the Trust’s next annual meeting of shareholders and until his successor is duly elected and qualifies or until his earlier resignation or removal in accordance with the Trust’s organizational documents and applicable law.

The Trust will not compensate Mr. Kahane for his services rendered as a trustee of the Trust. Mr. Kahane has a material financial interest in AR Capital, LLC, one of the co-sponsors of the Trust and the owner of the Trust’s advisor, which is entitled to receive fees and expenses pursuant to an advisory agreement with the Trust. The Trust is not aware of any family relationship among Mr. Kahane and any trustees or executive officers of the Trust. A description of Mr. Kahane’s background is set forth below.

Mr. Kahane, age 66, has been active in the structuring and financial management of commercial real estate investments for over 35 years. Mr. Kahane served as an executive officer of American Realty Capital Trust, Inc. (“ARCT”), the ARCT advisor and the ARCT property manager from their formation in August 2007 until the close of ARCT’s merger with Realty Income Corporation in January 2013. He also served as a director of ARCT from August 2007 until January 2013. Mr. Kahane served as President and Treasurer of New York REIT, Inc. (“NYRT”) (formerly American Realty Capital New York Recovery REIT, Inc.), the NYRT property manager and the NYRT advisor from their formation in October 2009 through March 2012. Mr. Kahane has also served as a director of NYRT since its formation in October 2009. Mr. Kahane has served as a director of American Realty Capital — Retail Centers of America, Inc. (“ARC RCA”) since its formation in July 2010. He also served as an executive officer of ARC RCA and the ARC RCA advisor from their formation in July 2010 and May 2010, respectively, until March 2012. Mr. Kahane also has been a director of Phillips Edison — ARC Shopping Center REIT Inc. (“PE-ARC”) and the President, Chief Operating Officer and Treasurer of the PE-ARC advisor since their formation in December 2009. Mr. Kahane served as a director of American Realty Capital Daily Net Asset Value Trust, Inc. (“ARC DNAV”) and an executive officer of ARC DNAV, the ARC DNAV advisor and the ARC DNAV property manager from their formation in September 2010 until March 2012. Mr. Kahane served as an executive officer of American Realty Capital Trust III, Inc. (“ARCT III”) from its formation in October 2010 until April 2012 and as an executive officer of the ARCT III advisor and the ARCT III property manager from their formation in October 2010 until April 2012. Mr. Kahane has served as a director of American Realty Capital Healthcare Trust, Inc. (“ARC HT”) since its formation in August 2010 and served as President and Chief Operating Officer of ARC HT, the ARC HT advisor and the ARC HT property manager from their formation in August 2010 until March 2012. Mr. Kahane served as a director and executive officer of American Realty Capital Properties, Inc. (“ARCP”) and as an executive officer of the ARCP advisor from their formation in December 2010 and November 2010, respectively, until March 2012. Mr. Kahane was reappointed as a director of ARCP in February 2013 in connection with the close of ARCP’s merger with ARCT III and served as a director of ARCP until June 2014. Mr. Kahane also has been an interested director of Business Development Corporation of America (“BDCA”) since its formation in May 2010 and, until March 2012, was the President of BDCA. Mr. Kahane also served as President and Chief Operating officer of the BDCA advisor from its formation in June 2010 until March 2012. Mr. Kahane served as Chief Executive Officer of RCS Capital Corporation from February 2013 until September 2014 and has served as a director of RCS Capital Corporation since February 2013. Additionally, Mr. Kahane has served as Chief Executive Officer and President of American Realty Capital Hospitality Trust, Inc. (“ARC HOST”) since August 2013, as a director of ARC HOST since February 2014, and as co-Chief Executive Officer of the ARC HOST advisor and as Chief Executive Officer of the ARC HOST property manager since August 2013. He has also served as a director of ARC HOST since February 2014. Mr. Kahane has also served as a director of American Realty Capital Healthcare Trust II, Inc. since March 2013, of Phillips Edison — ARC Grocery Center REIT II, Inc. since August 2013, of the general partner of American Energy Capital Partners, LP since October 2013, of American Realty Capital New York City REIT, Inc. since December 2013, of Business Development Corporation of America II since April 2014 and of American Realty Capital Healthcare Trust III, Inc. since April 2014. Mr. Kahane has served as a member of the investment committee of Aetos Capital Asia Advisors, a $3 billion series of opportunistic funds focusing on assets primarily in Japan and China, since 2008. Mr. Kahane began his career as a real estate lawyer practicing in the public and private sectors from 1974 – 1979. From 1981 – 1992, Mr. Kahane worked at Morgan Stanley & Co., specializing in real estate, becoming a managing director in 1989. In 1992, Mr. Kahane left Morgan Stanley to establish a real estate advisory and asset sales business known as Milestone Partners which continues to operate and of which Mr. Kahane is currently the Chairman. Mr. Kahane served as a trustee at American Financial Realty Trust (“AFRT”) (April 2003 to August 2006), during which time Mr. Kahane served as Chairman of the finance committee of AFRT’s board of trustees. Mr. Kahane has been a managing director of GF Capital Management & Advisors LLC (“GF Capital”), a New York-based merchant banking firm, where he has directed the firm’s real estate investments since 2001. GF Capital offers comprehensive wealth management services through its subsidiary TAG Associates LLC, a leading multi-client family office and portfolio management services company with approximately $5 billion of assets under management. Mr. Kahane also was on the board of directors of Catellus Development Corp., a NYSE growth-oriented real estate development company, where he served as Chairman. Mr. Kahane received a B.A. from Occidental College, a J.D. from the University of California, Los Angeles Law School and an M.B.A. from Stanford University’s Graduate School of Business.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Development Funding Income Fund V

Dated: October 8, 2014	By:	/s/ Hollis M. Greenlaw
Hollis M. Greenlaw
Chief Executive Officer